UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 18, 2007

DEEP FIELD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	333-120506	20-1862733
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Second Street Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) 437-5235
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Beijing Sino-US Jinche Yingang Auto Technological Services, Ltd. (“Sino-US”), the ninety-five percent (95%) owned subsidiary of Deep Field Technologies, Inc. (the “Registrant”), is encountering operating and cash flow problems. In an effort to reduce operating losses and cash flow shortages, management has closed two (2) of its central (large) centers and eight (8) of its economic (small) centers. One of the central centers has been relocated to another location in the same vicinity to reduce fixed operating costs. That center should reopen by the end of September 2007. At that time, Sino-US will have two (2) central centers and one (1) economic center in operation.

The Registrant is also experiencing serious disputes with its operating management in China. The Registrant has not been able to ascertain sufficient required financial data in order to prepare a quarterly financial statement because management of Sino-US refuses to provide such required information. Efforts to resolve the dispute are ongoing.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FIELD TECHNOLOGIES, INC.

Date: September 18, 2007	By:	/s/ Fred Griffin
Name: Fred Griffin
Title: Chief Financial Officer